                                                                   Exhibit 16(d)

                    Merrill Lynch Federal Securities Trust
                        Standardized Yield Computation
                               August 31, 1988

                          (assuming 6.25% sales load)

Long term income generally based on
     yield to maturity times market
     value of each security                                    $21,283,038

Plus short term income accrued for
     the past thirty days                                        6,507,476
                                                            --------------

Equals Total Income                                             27,790,514

Less expenses for the past thirty
     days                                                        l,885,036
                                                            --------------

Equals net monthly income for yield
     calculation                                                25,905,478
                                                            --------------

Average shares outstanding for the
     month                                                     396,738,256

Times maximum offering price                                          9.76
                                                            --------------

Equals total dollars                                        $3,872,165,378
                                                            ==============

Net monthly income divided by total
     dollars equals                                            .0066901786

Add 1                                                         1.0066901786

Raise to the power of 6                                        1.040818468

Subtract 1                                                       .04081847

Times 2                                                           .0816369

Expressed as a percentage equals
     the standardized yield for
     the month                                                        8.16%
                                                                      -----

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                    MERRILL LYNCH FEDERAL SECURITIES TRUST

                                 TOTAL RETURN
                          (assuming 6.25% sales load)

                                           Since           Annual
                                          Inception        Total
                               1 Year     09/28/84         Return*
                               ------     --------         ------

Initial Investment           $1,000.00   $1,000.00       $1,000.00

Divided by
Maximum Offering Price           9.91        10.00
                                ------       -----

Divided by Net Assets Value                                   9.29
                                                             -----

Equals Shares Purchased         100.91      100.00          107.64

Plus Shares Acquired Through
  Dividend Reinvestment           9.53       55.80           10.16
                                 -----      ------         -------

Equals Shares Held
  at 8/31/88                    110.44      155.80          117.80

Multiplied by Net Asset
  Value at 8/31/88                9.17        9.17            9.17
                                 -----       -----           -----

Equals Ending Redeemable
 Value of a $1,000
 Investment (ERV) 8/31/88    $1,012.73    1,428.69        1,080.23

Divided by $1,000 (P)           1.0127      1.4287          1.0802

Subtract 1                       .0127       .4287           .0802

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period (T)      1.27%      42.87%
                                 =====      ======

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period                                      8.02%
                                                             =====

ERV divided by P                1.0127      1.4287

Raise to the power of                1    1/3.9233

Equals                          1.0127      1.0952

Subtract 1                       .0127       .0952

Expressed as a percentage
  equals the Average
  Annualized Total Return        1.27%       9.52%
                                 =====       =====

*Does not include sales charge for the period